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                                                                  EXHIBIT (10(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 18, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of New York (formerly First North American Life Assurance Company and hereinafter referred to as the Company) and February 5, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of New York Separate Account A (formerly FNAL Variable Account of First North American Life Assurance Company) in Pre Effective Amendment No. 1 to the Registration Statement (form N-4 File No. 333-61283).


                                                 /s/ ERNST & YOUNG LLP

                                                 ERNST & YOUNG LLP


Boston, Massachusetts
November 2, 1998